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                                                                      Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-84656 and Form S-8 No. 333-17773) pertaining to the Gray Communications Systems, Inc. Capital Accumulation Plan of our report dated May 18, 2001, with respect to the financial statements and supplemental schedules of Gray Communications Systems, Inc. Capital Accumulation Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.

                                                     /s/ Ernst & Young LLP

Atlanta, Georgia
June 25, 2001